POWER OF ATTORNEY

The undersigned executive officer of The Sherwin-Williams Company,

an Ohio corporation, who anticipates filing, periodically, Forms

3, 4 and 5 with the Securities and Exchange Commission pursuant to

Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange

Commission, hereby constitutes and appoints C.M. Connor, J.M.

Scaminace, S.P. Hennessy and L.E. Stellato, or any of them, with full power of substitution and resubstitution, as the

undersigned's true and lawful attorney-in-fact to complete, sign and file for me and in my name, in such capacity, said Forms 3, 4 and 5 and any and all applications and other documents to be filed with the Securities and Exchange Commission, any national

securities exchange and The Sherwin-Williams Company relating to Section 16, with full power and authority to do and perform any and all acts and things whatsoever which in the opinion of such attorney-in-fact is necessary or may be of benefit to the

undersigned in connection with the foregoing, hereby ratifying and approving all such acts of such attorney-in-fact and any such substitute for as long as the undersigned is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended.

Executed the date set opposite my name.

Date: September 21, 2004 /s/  Blair P. LaCour